    As filed with the Securities and Exchange Commission on March 20, 2001
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            CHART INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                      34-1712937
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                        5885 Landerbrook Dr. Suite 150
                             Cleveland, Ohio 44124
         (Address of Principal Executive Offices, including Zip Code)

                         ----------------------------

       CHART INDUSTRIES, INC. 2000 EXECUTIVE INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plan)

                         ----------------------------

Arthur S. Holmes                                       Copy to:
Chairman and Chief Executive Officer          Thomas F. McKee, Esq.
Chart Industries, Inc.                        Calfee, Halter & Griswold LLP
5885 Landerbrook Dr., Suite 150               1400 McDonald Investment Center
Cleveland, Ohio 44124                         800 Superior Avenue
(440) 753-1490                                Cleveland, Ohio 44114
                                              (216) 622-8200

 (Name, Address and Telephone Number, Including Area Code of Agent for Service)

                         ----------------------------

                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                    Proposed          Proposed
Title of                                             maximum           maximum
securities                          Amount          offering          aggregate        Amount of
to be                                to be            price           offering       registration
registered                      registered (2)    per share (1)       price (1)           fee
----------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (3)                  600,000           $4.65          $2,790,000         $697.50

----------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the registrant's common stock, par value $.01 per share (the "Common Stock"), reported on the New York Stock Exchange on March 16, 2001.
(2) Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares of the Common Stock which may be issued or become issuable under the terms of the registrant's 2000 Executive Incentive Stock Option Plan (the "Plan") in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(3) One Series A Junior Participating Preferred Stock purchase right (a "Right") will also be issued with respect to each share of Common Stock. The terms of the Rights are described in the registrant's Registration Statement on Form 8-A, dated June 1, 1998, as the same may be amended or supplemented from time to time.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated October 2, 1992 (File No. 1-11442), and any amendments and reports filed for the purpose of updating that description; and

     (3) The description of the Rights contained in the Company's Registration Statement on Form 8-A, dated June 1, 1998, and any amendments or reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

     Not applicable.

Item 5.       Interests of Named Experts and Counsel.

     Thomas F. McKee, a partner of Calfee, Halter & Griswold LLP, is a Director of the Company, and as of December 31, 2000, beneficially owned 12,250 shares of Common Stock.

Item 6.       Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

     Article VIII of the Company's Amended and Restated Certificate of Incorporation provides that Directors of the Company are not personally liable to the Company for any breach of fiduciary duty as a Director, except in limited circumstances.

     Article VII of the Company's Amended and Restated By-Laws provides in part that the Company shall indemnify any Director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company, or is or was serving at the request of the Company, as a Director or officer of certain other entities, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and under certain circumstances, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. Responsibility for determinations with respect to such indemnification shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company.

     The Company also has entered into indemnity agreements (the "Indemnity Agreements") with its Directors and officers that expand the protection provided to the Company's Directors and officers and are based upon sections of the DGCL and Article VII of the Company's By-Laws that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and Article VII of the By-Laws is substantially the same except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the Director or officer is not entitled to full indemnification.

     Both the DGCL and Article VII of the Company's By-Laws provide that the Company may maintain insurance to cover loss incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act.

Item 7.       Exemption from Registration Claimed.

     Not applicable.

Item 8.       Exhibits.

     See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.       Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
     apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 20th day of March, 2001.

                                        CHART INDUSTRIES, INC.

                                        By: /s/ Arthur S. Holmes
                                           -------------------------------------
                                           Arthur S. Holmes
                                           Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2001.

                             Signatures                                                    Title
                             ----------                                                    -----

     /s/ Arthur S. Holmes                                              Chairman & Chief Executive Officer and a
--------------------------------------------------------------         Director (Principal Executive Officer)
     Arthur S. Holmes

     /s/ Don A. Baines                                                 Chief Financial Officer, Treasurer and a
--------------------------------------------------------------         Director (Principal Financial Officer)
     Don A. Baines

     /s/ John T. Romain                                                Controller and Chief Accounting Officer
--------------------------------------------------------------         (Principal Accounting Officer)
     John T. Romain

     /s/ Richard J. Campbell                                           Director
--------------------------------------------------------------
     Richard J. Campbell

     /s/ Thomas F. McKee                                               Director
--------------------------------------------------------------
     Thomas F. McKee

     /s/ Lazzaro G. Modigliani                                         Director
--------------------------------------------------------------
     Lazzaro G. Modigliani

     /s/ Robert G. Turner, Jr.                                         Director
--------------------------------------------------------------
     Robert G. Turner, Jr.

                                 EXHIBIT INDEX

   Exhibit
    Number                              Exhibit Description
   -------                              -------------------

      4.1         Amended and Restated Certificate of Incorporation of the
                  Company. (1)

      4.2 Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

      4.3         Amended and Restated By-Laws of the Company. (3)

      4.4         Specimen certificate for the Common Stock of the Company.  (2)

      4.5         Chart Industries, Inc. 2000 Executive Incentive Stock Option
                  Plan (4)

      4.6 Rights Agreement, dated as of May 1, 1998, by and between the Company and National City Bank, as Rights Agent. (5)

      4.7 Amendment No. 1 to Rights Agreement, dated February 8, 2001, by and between the Company and National City Bank, as Rights Agent. (2)

      5.1         Opinion of Calfee, Halter & Griswold LLP. (x)

      23.1        Consent of Ernst & Young LLP. (x)

      23.2        Consent of Calfee, Halter & Griswold LLP, included in
                  Exhibit 5.1.

---------------------------

(1) Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-35321).

(2) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

(3) Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-52754).

(4) Incorporated herein by reference to the appropriate exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(5) Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form 8-A, filed June 3, 1998.

(x) Filed herewith.

                                      E-1